UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MICHAEL KORS HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Michael Kors Limited Unit 1001, 10/F, Miramar Tower 132 Nathan Road Tsim Sha Tsui, Hong Kong	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-178282

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares of no par value of Michael Kors Holdings Limited (the “Registrant”). The information required by this Item 1 is set forth under the heading “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-1 (File No. 333-178282) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on December 2, 2011 (as amended from time to time, the “Registration Statement”), which information is hereby incorporated herein by reference. The description of share capital will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2011

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ Lee S. Sporn
Name:	Lee S. Sporn
Title:	Senior Vice President of Business Affairs and General Counsel

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